Annex A

	Name	Residence / Business Address	Present Principal Occupation or Employment	Citizenship
1.	Meir Gridish	2 Ben Gurion St., Ramat Gan, Israel	Chairman of the board of directors of Y.D More Investments Ltd. and various of its subsidiaries, including More Provident Funds and Pension Ltd., and director and CEO at B.Y.M. Mor Investments Ltd.	Israeli
2.	Relly Ariela Danon	2 Bondheimer St., Tel Aviv, Israel	Independent director at Y.D More Investments Ltd.	Israeli
3.	Gitit Gur Gershgoren	Hazait 88 St, Lapid, Israel	Independent director at Y.D More Investments Ltd.	Israeli
4.	Yaron Blum	2 Ben Gurion St., Ramat Gan, Israel	External director at Y.D More Investments Ltd.	Israeli
5.	Ori Kissos	2 Ben Gurion St., Ramat Gan, Israel	Senior Deputy CEO at Y.D More Investments Ltd.	Israeli
6.	Oranit Shaia	2 Ben Gurion St., Ramat Gan, Israel	VP CFO at Y.D More Investments Ltd.	Israeli
7.	Leetal Yakir	2 Ben Gurion St., Ramat Gan, Israel	VP Chief Legal Counsel at Y.D More Investments Ltd.	Israeli
8.	Nina Tzur	2 Ben Gurion St., Ramat Gan, Israel	VP of Internal Enforcement and Risk Manager at Y.D More Investments Ltd. and various of its subsidiaries, including More Provident Funds and Pension Ltd.	Israeli
9.	Liat Davidov	2 Ben Gurion St., Ramat Gan, Israel	VP of Knowledge, Operations and Investment Control at Mor Investments Group at Y.D More Investments Ltd. and various of its subsidiaries.	Israeli
10.	Liron Fichman	2 Ben Gurion St., Ramat Gan, Israel	VP of Operations and Investment Control at Y.D More Investments Ltd.	Israeli
11.	Lior Greenhouse	2 Ben Gurion St., Ramat Gan, Israel	CEO of Mor Portfolio Management	Israeli
12.	Hadar Raz	2 Ben Gurion St., Ramat Gan, Israel	VP of External Relations, Marketing and Communications at Y.D More Investments Ltd.	Israeli
13.	Meir Zohar Ilia	7 Masada St., Bnei Brak, Israel	Internal Auditor at Y.D More Investments Ltd.	Israeli
14.	Roy Mizrahi	2 Ben Gurion St., Ramat Gan, Israel	IT Manager at Y.D More Investments Ltd.	Israeli
15.	Or Keren	2 Ben Gurion St., Ramat Gan, Israel	Chief Investment Manager and Senior Vice President at More Provident Funds and Pension Ltd and	Israeli
16.	Eldad Zinman	2 Ben Gurion St., Ramat Gan, Israel	CEO at More Provident Funds and Pension Ltd.	Israeli
17.	Elinor Fridman	2 Ben Gurion St., Ramat Gan, Israel	VP of Human Resources at Y.D More Investments Ltd.	Israeli
18.	Ben Mitminger	2 Ben Gurion St., Ramat Gan, Israel	Co-CEO of Mor Mutual Fund Management (2013) Ltd.	Israeli
19.	Amit Attar	2 Ben Gurion St., Ramat Gan, Israel	Co-CEO of Mor Mutual Fund Management (2013) Ltd.	Israeli
20.	Vered Karin	16 Amir Gilboa St., Tel Aviv, Israel	External director at More Provident Funds and Pension Ltd.	Israeli
21.	Yehudit Tytelman Ziedenberg	26 B Osishkin St., Herzliya, Israel	Independent director at More Provident Funds and Pension Ltd.	Israeli
22.	Sara Benyamini	Anshei Bereshit 11, Bnei Zion, Israel	Independent director at More Provident Funds and Pension Ltd.	Israeli
23.	Rotem Zaidel	2 Ben Gurion St., Ramat Gan, Israel	Director at More Provident Funds and Pension Ltd.	Israeli
24.	Sivan Levi	2 Ben Gurion St., Ramat Gan, Israel	CFO at More Provident Funds and Pension Ltd.	Israeli
25.	Israel Gewirtz	Fahn House, 32 Hamsger St., Tel Aviv, Israel	Internal Auditor at More Provident Funds and Pension Ltd.	Israeli
26.	Eran Yisaskhar kalinsky	2 Ben Gurion St., Ramat Gan, Israel	VP of Marketable Investments at More Provident Funds and Pension Ltd.	Israeli
27.	Ben Mazig	2 Ben Gurion St., Ramat Gan, Israel	VP of Service at More Provident Funds and Pension Ltd	Israeli
28.	Michal Vexberg	2 Ben Gurion St., Ramat Gan, Israel	VP of Headquarters Manager at More Provident Funds and Pension Ltd	Israeli
29.	Omer Schipper	2 Ben Gurion St., Ramat Gan, Israel	VP, Manager of Non-Trading Investments at More Provident Funds and Pension Ltd	Israeli
30.	Lee Feder Hadad	2 Ben Gurion St., Ramat Gan, Israel	VP of Provident and Pension Operations at More Provident Funds and Pension Ltd	Israeli
31.	Nir Schatz	2 Ben Gurion St., Ramat Gan, Israel	VP Legal Advisor More Provident Funds and Pension Ltd	Israeli